                                                                      EXHIBIT 10

                                      LEASE

     THIS AGREEMENT OF LEASE, made this day of September 2004, by and between
JVNJ REALTY CORP., a New Jersey corporation having an address 4151 Gulf Shore
Boulevard, #1502, Naples, Florida 34103 (hereinafter referred to as "Landlord"), and MEDIA SCIENCES INTERNATIONAL INC., having an address at 40 Boroline Road,
Allendale, New Jersey 07401 (hereinafter referred to as "Tenant").

                              W I T N E S S E T H:
                              - - - - - - - - - -

                             ARTICLE 1 - DEFINITIONS

     Section 1.01  For the purposes of this Lease, unless the
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context otherwise requires, the following terms shall have the ascribed meanings:

     1.01  "Additional Rent" shall be as defined in Section
3.03.

     1.02 "Building" shall mean an office, manufacturing and warehouse building located on the Demised Premises, containing approximately 41,735 square feet, which is the entire building.

     1.03 "Commencement Date" shall be the date which is the delivery of actual possession of the Demised Premises to Tenant with simultaneous execution and delivery of lease documents.

     1.04 "Demised Premises" or "Premises" shall mean the Building, the land thereunder and appurtenant thereto, all as owned by Landlord, and any and all improvements now located or hereafter constructed thereon by Tenant.

     1.05 "Environmental Laws" shall be defined in Section 23.01.

     1.06 "Expiration Date" shall be the fifth (5th) anniversary of the last day of the month in which the Rent Commencement Date of the Term occurs. If the Term is extended, or if the Lease is cancelled or terminated at any time during the term, the date to which the Term is extended or the effective date of such cancellation or termination, as the case may be, shall be the Expiration Date of the Term.

     1.07 "First Lease Year" shall be the period commencing on the Rent
Commencement Date and ending on the first anniversary of the last day of the month prior to the month in which the Rent Commencement Date occurs.

      1.08 "Fixed Rent" is that amount of annual rental, payable in equal monthly installments, which Tenant pays to Landlord during the Term of this
Lease as and for the rental of the Demised Premises.

     1.09 "Governmental Approvals" refers to the approval of any and all permits, licenses and authorizations by the appropriate governmental bodies having jurisdiction thereof necessary to permit renovation to be carried out in the Demised Premises and use of the Demised Premises in accordance with this
Lease.

     1.10 "Laws" shall be as defined in Section 4.04.

     1.11 "Lease Year" shall be a period of 12 consecutive calendar months following the end of the previous Lease Year.

     1.12  "Rent" shall mean Fixed Rent and Additional Rent.

     1.13 "Term or "term" shall consist of a period of five (5) years, commencing on the Rent Commencement Date and expiring on the Expiration Date or such date on which the term is sooner terminated in accordance with the provisions of the Lease.

     1.14 "Penalty Rate" shall mean two (2) percentage points above the prime commercial lending rate as announced from time to time by Citibank, N.A. (or its successor).

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                       ARTICLE 2-DEMISED PREMISES AND TERM

     Section 2.01  Landlord, in consideration of the rents and
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covenants hereinafter specified to be paid and performed by Tenant, hereby leases to Tenant, and Tenant hereby rents from Landlord, the Demised Premises for the Term and upon the Fixed Rent hereinafter described, and otherwise upon the terms and conditions herein set forth. The Demised Premises shall be for the exclusive use of Tenant, and Landlord shall not be permitted to construct any improvements on the Demised Premises without Tenant's consent, unless required by this Lease.

     Section 2.02 At any time after the Rent Commencement Date,
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at the request of either party, each party shall execute a certificate in recordable form setting forth the exact Rent Commencement Date and originally fixed Expiration Date.

     Section 2.03 Landlord shall promptly provide Tenant with
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a copy of any correspondence that Landlord (or Landlord's environmental consultant including without limitation Malcolm Pirnie) receives from or sends to the New Jersey Department of Environmental Protection (or any similar local, state, or federal governmental entity). In addition, Landlord shall use its best efforts to obtain, and deliver to Tenant, a site-wide No Further Action letter with a covenant by the New Jersey Department of Environmental Protection not to
sue pursuant to N.J.S.A. 58:10B-13.1, and a release from ISRA (the "No Further
Action Letter") as soon as possible.

     Section 2.04   Notwithstanding anything else herein
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contained, provided that Tenant makes the proper applications therefor within ten (10) days of the Commencement Date, this Lease shall terminate at Tenant's option if Tenant is unable to obtain all necessary Governmental Approvals within sixty (60) days from the date hereof, in which event Landlord shall promptly return to Tenant any prepayment of Rent and the security deposit.

                      ARTICLE 3 - RENT AND ADDITIONAL RENT

     Section 3.01  Fixed Rent.
     ------------------------

          A. From and after the Rent Commencement Date, Tenant shall pay to
Landlord, at PO Box 713, Wilton, Ct. 06897, or to

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such other person or at such other address in the United States as Landlord may from time to time designate by notice to Tenant, in advance, without previous demand therefor and without counterclaim, deduction or set-off, except as expressly set forth herein on the first day of each calendar month during the term the annual sum of $296,318.50 payable in equal monthly installments on the first day of each and every month during the Term of $24,693.20(hereinafter called "Fixed Rent").

          B. If the Rent Commencement Date shall occur on a date other than the first day of a calendar month, then Tenant shall pay to Landlord in advance a pro rata share of the monthly installment of Basic Rent for such partial month and thereafter the full monthly Basic Rent installment shall become due and payable in advance on the first day of each and every month. If the Expiration
Date shall occur on a date other than the last day of a calendar month, then
Tenant shall pay to Landlord a pro rata share of the monthly installment of
Fixed Rent for such partial month.

          C. Landlord hereby waives Tenant's obligation, and Tenant shall not be required to pay, the Fixed Rent for the period until the Rent Commencement Date
(as hereinafter defined) as an allowance for Tenant's moving costs. The date which is the later of (a) the date on which Landlord has completed all of the work set forth on Landlord's letter dated September 15, 2004 attached hereto as
Exhibit "B" including the fixing of any and all existing cracks in the silo
(collectively, "Landlord's Work") or (b) the ninetieth (90th) day from the
Commencement Date is herein called the "Rent Commencement Date." Landlord's Work shall be promptly completed in a good and workmanlike manner and in compliance with all applicable laws and ordinances.

          D. The security deposit hereinafter set forth and the first month's
Fixed Rent shall be due and payable simultaneously with the execution of this
Lease by both parties.

     Section 3.02  No Partnership.  Landlord shall not in any
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way or for any purpose, be deemed to be or to have become a partner of Tenant in the conduct of its business, or otherwise, or be a joint venturer or a member of a joint enterprise with Tenant.

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     Section 3.03  Additional Rent.
     ------------  ---------------

     Any and all sums which may become due under the provisions of this Lease and payable to Landlord shall be deemed to be "Additional Rent".

     Section 3.04  Personal Property Taxes.  Tenant agrees to
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pay all taxes and assessments against its personal property on the Premises and all permit and license fees, if any, assessed or imposed on the conduct of
Tenant and/or its business.

     Section 3.05  No Setoff.  Tenant shall pay all Fixed Rent
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and Additional Rent payable hereunder under this Lease as provided for herein without setoff, counterclaim or deduction of any kind except as allowed under the terms of this Lease.

     Section 3.06  Late Charge.  In the event that Tenant shall
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not have paid the Fixed Rent on or before the fifteenth (15th) day of the month during which the same is due or Additional Rent, within fifteen (15) days after same is due, there shall be a late charge due to Landlord equal to Three cents
($.03) of each dollar past due. This late charge shall be deemed Additional Rent and shall, at the Landlord's election, be added to the rent for the month in which any item of Rent shall be due, and Landlord shall have all rights with respect to Additional Rent as and for non-payment of any and all other rents due under the terms of this Lease. The demand for and collection of the aforesaid late charges shall in no way be deemed a waiver of any and all other remedies which Landlord may have under the terms of this Lease, by summary proceedings or otherwise, in the event of a default in the payment of Fixed Rent or Additional
Rent.

     Section 3.07  Personal Property and Real Estate Taxes
     ------------  ---------------------------------------

          A. During the term of this Lease and any extension thereof, Tenant shall pay as they become due and prior to delinquency, the following:

                 Taxes and assessments, if any, levied upon all personal
property, including trade fixtures and inventory kept in the Demised Premises
("Personal Property Taxes").

          B. During the term of this lease and any extension thereof, Tenant shall pay as they become due and prior to delinquency, the following:

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        Real Estate Taxes (special or otherwise) (and if they may be payable in installments, shall be payable in installments) levied against the Demised
     Premises, including the land, all buildings and improvements situated thereon.

          C. Tenant may contest the validity of any tax, lien, or assessment to be paid by it, and Tenant shall have the right to institute any proceedings in the name of Landlord provided that all costs, expenses, liabilities, including attorneys' fees, incurred by reason thereof, shall be paid by Tenant. Tenant shall not be in default hereunder in respect to the payment of any tax, lien, or assessment which Tenant is in good faith contesting. In the event Tenant desires to contest any tax, lien, or assessment hereunder, as provided herein, Tenant shall be required to take such steps as will ensure the Landlord that the authorities imposing such tax or lien shall not be able to exercise any right against the Demised Premises during the period Tenant is contesting such tax, lien, or assessment, based upon Tenant's failure to pay such tax, lien, or assessment. Tenant hereby indemnifies and saves the Landlord harmless from all costs, expenses, claims, loss or damages (including reasonable attorneys' fees)
by reason of, in connection with, on account of, growing out of, or resulting from the contest of any Personal Property Taxes or lien, or any action or proceeding relating to the contest of any Personal Property Taxes or lien, or any action or proceeding relating to the contest of any Personal Property Taxes or lien under this Subsection C.

          D. Landlord shall mail copies of all tax and/or assessment bills to
Tenant promptly after such bills are received from the tax collector and Tenant shall pay said bills directly to the taxing authority no later than the due date.

          E. Nothing in this Lease shall be constructed to require Tenant to pay any income, rollback, inheritance, franchise, estate, transfer, succession or excess profit tax that is or may be imposed upon the Demised Premises or
Landlord, its successors or assigns.

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                         ARTICLE 4 - USE AND OCCUPATION

     Section 4.01
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          A. Tenant agrees that the Demised Premises may be used and occupied by
Tenant for the manufacture of supplies for office color printers and related products, conduct of research and development, and the servicing of printers and related equipment, offices and warehouse for the storage of such supplies, products and equipment. It may include sale of merchandise in connection therewith, and office use and any other lawful purpose of any kind whatsoever
("the Use") subject, however, to zoning ordinances, laws, the orders, rules and regulations of the Board of Fire Insurance Underwriters and any similar bodies having jurisdiction thereof now in effect or hereafter adopted by any governmental authority having jurisdiction, and such conditions, restrictions and other encumbrances, if any, to which the Demised Premises are subject at the time of execution and delivery hereof. Tenant shall have access to the Premises at all hours of the day or night, each and every day of the week, 365 days per year for the Term of this Lease. All of the parking on the Premises shall be for the exclusive use of the Tenant.

          B. Tenant agrees that the value of the Demised Premises and the reputation of the Landlord will be seriously injured if the Demised Premises are used for any obscene or pornographic purposes or any sort of commercial sex establishment. Tenant agrees that Tenant will not bring or permit any obscene or pornographic material on the Demised Premises, and shall not permit or conduct any obscene, nude or semi-nude live performance in the Demised Premises, nor permit use of the Demised Premises for nude modeling, or as a so-called rubber goods shop, or as a sex club of any sort, or as a "Massage Parlor". Tenant agrees further that Tenant will not permit any of these uses by any sublessee or assignee of the Demised Premises. This Article shall directly bind any successors in interest to Tenant. Tenant agrees that if at any time Tenant violates any of the provisions of this Article, such violation shall be deemed a breach of a substantial obligation of the terms of this Lease and objectionable conduct. Pornographic material is defined for purposes of this Article as any written or pictorial matter with prurient appeal or any objects or instruments that are primarily concerned with lewd or prurient sexual activity.

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     Section 4.02  Tenant will promptly obtain any and all
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permits or licenses which it may require for the operation of its business within the Demised Premises, at its own cost and expense. Landlord agrees to execute all other consents and applications which require the approval or participation of the fee owner for issuance of future permits for such business or the performance of Alterations or other activities of Tenant permitted by this lease.

     Section 4.03  If Tenant shall install any electrical
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equipment that overloads the lines in the Demised Premises, Tenant shall at its own expense make whatever changes are necessary to comply with the requirements of the insurance underwriters and governmental authorities having jurisdiction thereover.

     Section 4.04  Tenant warrants, covenants and agrees that it
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will at all times fully and completely comply with all the conservation, sanitation and health laws of the State of New Jersey, the rules, regulations, ordinances and directives of the Sanitary Code of the State of New Jersey; and
such other municipal departments, special divisions, etc., having jurisdiction and control over environmental control, sanitation and health and as may now or hereinafter be organized and/or enacted, which relate to conditions created by
Tenant and not (i) with respect to violations issued before the Commencement
Date or (ii) with respect to uses or conditions which existed before the
Commencement Date (collectively, "Laws"). Landlord shall comply at Landlord's sole expense with Laws in all other instances that Tenant is not obligated to do so under the provisions of this Section 4.04.

     Section 4.05  Tenant warrants, covenants and agrees to
     ------------
install such other health and sanitary facilities as may be required by the municipal authorities having jurisdiction in the future, whether such requirement is imposed upon Landlord or Tenant, and to engage an exterminating service if necessary, at its own cost and expense throughout the term of this
Lease, but this shall be Landlord's obligation with respect to existing conditions.

     Section 4.06
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          A. Landlord represents that:

               1. The use permitted in this lease is a lawful use under the Town of Oakland's Zoning Resolution now in effect;

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               2. Landlord has not received notice of a proposed change in such
Zoning Resolution;

               3. There is a Certificate of Occupancy issued for the Premises which permits the Use (Exhibit "C" attached hereto);

               4. At Commencement Date there are no issued and outstanding violations or notices with respect to the Premises or the Use, or any applicable zoning ordinances, laws or orders, or of the rules or regulations of the Board of Fire Insurance Underwriters or of any similar or dissimilar private or public body having jurisdiction of the Premises including notices from any fire insurance company or fire rating organization requiring the performance of alterations as a condition to continued coverage or to prevent insurance premium increases;

               5. Landlord has not caused or allowed the generation, treatment, storage, maintenance, existence or disposal of Hazardous Substances, as defined in the Comprehensive Environmental Response Compensation and Liability Act
(CERCLA) nor of asbestos and petroleum products (which for purposes of this
Lease are Hazardous Substances) at the Premises except in accordance with local, state and federal statutes and regulations, except as set forth in the letter of
Malcolm Pirnie , dated June 14, 2004 and attached hereto as EXHIBIT A;

               6. Landlord has not caused or allowed the release of any
Hazardous Substance from, onto, at, or near the Premises, except as set forth in the letter of Malcolm Pirnie , dated June 14, 2004 and attached hereto as
EXHIBIT A;

               7. Landlord is in compliance with all applicable laws, rules, and regulations regarding the handling of Hazardous Substances;

               8. Landlord has secured all necessary environmental, business and other permits, licenses and approvals, if any, of a commercial building, and
Landlord is in compliance with such permits as of the date of this Lease.

               9. Landlord has not received notice of any proceedings, claims, or lawsuits arising out of its operations at the Premises;

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               10. All equipment installed and used in the operation of the
Building and all heating, ventilating and air conditioning equipment, fire suppressant and burglar alarm systems and equipment, on the Premises are in good operating order as of the Commencement Date and all such equipment has been installed in the manner required by law, and no notices of violations of law have been issued with respect thereto;

               11. In the event any representation of Landlord in this Lease shall be deemed false or inaccurate in any respect, Landlord covenants to correct promptly, when as required by law, if the misrepresentation involves a requirement of law, at Landlord's expense, the condition as to which the misrepresentation relates and any order or violation relating thereto and to defend and indemnify Tenant at Landlord's expense against any proceeding, action, suit or administrative proceeding brought by any private or public person or agency as the result of the presence of the misrepresented condition or fact including reasonable attorneys' fees.

                ARTICLE 5 - ALTERATIONS; MAINTENANCE AND REPAIRS

     Section 5.01  Tenant may not make alterations,
     ------------
installations, additions or improvements in or to the Demised Premises
("Alterations") without Landlord's prior written consent, not to be unreasonably withheld or delayed, if such Alterations are to remove, replace or materially affect the roof or exterior walls, floors or foundation of the Building
(structural) or construct walls in the interior of the building. No Landlord consent shall be required for any other Alteration or for maintenance, repairs or replacements of the whole or any part of (i) equipment which is now and shall remain the property of Tenant; or (ii) other equipment used in the operation of
Tenant's business including work required for the performance of such equipment such as, but not limited to repair, maintenance or replacement of electrical wiring. Tenant shall inform Landlord of any such changes. All installations which can be installed without the consent of Landlord shall remain the property of Tenant and may be removed at the end of the term. Tenant will repair damage caused by Tenant's removal but not mere marks or holes caused by removing braces or screws. All installations or work done by Tenant shall at all times comply with (i) laws, rules, orders and regulations of governmental authorities having jurisdiction thereof; (ii) and if Landlord's consent shall be required, plans and specifications prepared by

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a licensed architect or engineer and at the expense of Tenant theretofore submitted to Landlord for its prior written approval. No installations or work shall be undertaken, started or begun by Tenant, its agents, servants or employees until Landlord has approved such plans and specifications (where such plans and specifications are required). Any Alterations upon the Demised
Premises shall become the property of Landlord and shall remain upon and be surrendered with the Demised Premises at the end of the Term, unless with respect to Alterations requiring Landlord's approval Landlord elects, at the time of providing Landlord's approval, to have such alterations, installations, additions or improvements removed by Tenant in which event, Tenant shall repair all damage caused by such removal and restore the Demised Premises to its original condition, at its own cost and expense at or prior to the expiration of the Term. If Tenant paints the concrete floor, then Tenant shall, at Landlord's option, be required to restore the floor in the condition that it was in at the
Commencement Date.

     Section 5.02  All alterations made by Tenant pursuant to
     ------------
this Article shall be done at its sole cost and expense and performed in a workmanlike manner. Tenant shall obtain sufficient amounts of liability and worker's compensation insurance and shall deliver certificates of insurance naming Landlord as an additional insured prior to the commencement of any work.

     Section 5.03  Except as set forth in this Lease, Tenant
     ------------
hereby accepts the Demised Premises in the condition in which they exist as of the date of the beginning of the original term of this Lease, but Landlord shall be responsible for all conditions and violations of law, if any, of the Demised
Premises which existed on the Commencement Date and shall defend, indemnify and hold Tenant harmless therefrom including reasonable attorneys' fees resulting therefrom. This indemnification shall survive the expiration or earlier termination of this Lease. Except as set forth in this Lease, Landlord is not liable or bound by any statements, representations, broker set-ups or information pertaining to the Demised Premises furnished by any real estate broker, agent, employee or other person, unless the same are specifically set forth herein. Tenant, at its expense, will during the term hereof, make all repairs and replacements of equipment necessary to maintain the Demised Premises
(including, but not limited to, all painting, glass, utilities, fixtures and equipment, heating and air conditioning systems, wiring, plumbing, elevators, well,

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sprinkler systems and other utilities, and sidewalks, curbs and gutters and fences) in as good a condition as they existed at the beginning of the original term, ordinary wear and tear excepted. Landlord will, at its own expense, make all replacements, maintenance and repairs of a structural or capital nature to the Building which shall include the floors, foundation, exterior walls and roof and the service lines and pipes for fuel and utilities between the property line and the Building, and all other repairs or replacements as the result of the acts or omissions of Landlord or Landlord's employees or agents. As of the
Commencement Date, Landlord shall provide Tenant with a certificate from
Landlord's licensed HVAC contractor that the HVAC Equipment is in good working order and condition. Tenant, at its own expense, will keep the Demised Premises clean and in order, and will keep the sidewalks and curbs adjacent thereto free from snow, ice, dirt and rubbish. Provided, however, nothing contained herein shall be deemed to alter or affect the rights and obligations of Tenant in the event of damage or destruction resulting from casualty as set forth in Article 9 hereof.

     Section 5.04  All repairs and replacements which shall be
     ------------
made by Tenant or Landlord, as the case may be, shall be performed in a good and workmanlike manner and in accordance with all existing ordinances, laws and regulations applicable thereto. Tenant shall make and complete any such repairs or replacements free and clear of any and all mechanic's liens or claims against
Landlord or against the Demised Premises.

     Section 5.05  If, because of any act or omission of Tenant,
     ------------
any mechanic's lien or order for the payment of money shall be filed against the
Demised Premises or any building or improvement thereon or against Landlord
(whether or not such lien or order is valid or unenforceable as such), Tenant shall, at Tenant's own cost and expense, contest the same pursuant to Section
3.07(C) and/or cause the same to be cancelled and discharged of record or bonded within thirty (30) days after the date of notice to Tenant, and Tenant shall indemnify, save harmless and defend Landlord from and against any and all costs, expense, claims, special proceedings, actions, judgments, losses or damages, including reasonable counsel fees, resulting therefrom or by reason thereof.

     Section 5.06   Allowance For Renovations and Repairs.
     ------------   -------------------------------------
Within ten (10) days after Tenant's submission of plans and/or drawings of its proposed repairs to and renovation of the Premises, prior to moving in to the
Premises, Landlord

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simultaneously with its approval of said repairs and renovations required under this ARTICLE 5, which shall not be unreasonably withheld or delayed, upon receipt of proper invoices for same, and proof of payment by Tenant, shall pay directly to Tenant the sum of TWO HUNDRED THOUSAND ($200,000) DOLLARS as an
allowance and/or partial reimbursement of Tenant's renovation costs for the premises. All costs for renovations and repairs in excess of TWO HUNDRED
THOUSAND ($200,000) shall be the obligation of Tenant to pay.

                   ARTICLE 6 - EQUIPMENT AND PUBLIC UTILITIES

     Section 6.01  Tenant shall make application for (in which
     ------------
application Landlord shall join, if required) all utility services to be used, rendered or supplied to or in connection with the Demised Premises and Tenant shall promptly thereafter arrange to be billed directly and pay all charges, for gas, water, electricity, telephone, sanitary sewer, and all other utility services used, rendered, or supplied to or in connection with the Demised
Premises from and after the Commencement Date. In case any such utility charges are not paid by Tenant, and if Landlord may be charged or a lien established against the Demised Premises or the Building as a result of such failure,
Landlord may upon notice to Tenant pay the same to the utility company or agency furnishing the same, and any amounts so paid by Landlord shall be paid by Tenant as Additional Rent for the month next following such payment by Landlord, together with interest thereon at the Penalty rate until paid. Except as provided herein with respect to applications, Landlord is not required to supply any utility services.

     Section 6.02 Tenant shall have the right to enter into
     ------------
agreements with utility companies creating such easements, and serving the
Demised Premises in, over and under the Demised Premises as may be required, to provide utilities necessary for the operation of Tenant's business. Landlord agrees upon request of such utility companies, to consent to the creation of such easements, and to execute promptly any and all documents, agreements and instruments reasonably necessary to effectuate the same, at Tenant's sole cost and expense.

     Section 6.03  All heating, ventilating and air conditioning
     ------------
equipment ("HVAC Equipment"), if any, within or upon the Demised
Premises, shall remain under Tenant's exclusive care and control during the Term.  Except as set forth herein, Tenant, at its own

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expense, shall operate, maintain, repair and make all replacements of HVAC
Equipment, or any part thereof. All HVAC Equipment shall at all times remain the property of Landlord and shall, upon the expiration of the Term, be surrendered to Landlord together with the Demised Premises in good working order, reasonable wear and tear and damage by fire and other casualty excepted.

     Section 6.04  Tenant may, at its expense, install or
     ------------
assemble or place on the Demised Premises and remove and substitute, such other items of machinery, trade fixtures, equipment, furniture, furnishings or other personal property, used or useful in Tenant's business (the "Severable
Property"), and title to same shall remain that of Tenant. Tenant may remove the
Severable Property at the expiration or prior termination of this Lease, and
Tenant shall repair any damage caused by such removal.

                ARTICLE 7 - OBSERVANCE OF LAWS, REGULATIONS, ETC.

     Section 7.01  Tenant, at its sole and expenses shall
     ------------
observe and comply with all laws, regulations and ordinances, rules and regulations of all governmental or quasi-governmental authorities or Fire
Insurance Rating Organization, New Jersey Board of Fire Underwriters Regulations
having jurisdiction over the Demised Premises, now or hereafter in force, applicable to its use or occupancy of the Demised Premises arising out of
Tenant's use or method of operation therein, including the installation or sprinklers or other fire or safety equipment, but not including violations of
Regulations which existed as of Commencement Date whether or not notices of violations were issued with respect to such on Commencement Date. Tenant shall pay for all periodic fire sprinkler inspections. Nothing contained herein shall affect Landlord's responsibility to comply with Laws as set forth in Section
4.04, 4.06, or elsewhere in this Lease.

     Section 7.02  Landlord represents and warrants to Tenant
     ------------
that the Premises and all improvements thereon comply with all Laws as defined in Sections 4.04 herein. In the event that any repairs, maintenance, alterations, or replacements are required after the Commencement Date to make the Premises conform to such Laws as a result of Landlord's noncompliance with such Laws on the Commencement Date, Landlord shall, at its sole cost and expense, pay for same and if Landlord does not, then, after

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thirty (30) days notice to Landlord (or less time in the event of an emergency),
Tenant may make such repairs, alterations or replacements and set off the cost thereof against Fixed Rent and Additional Rent due under this Lease.

     Section 7.03  Landlord represents and warrants to Tenant
     ------------
that, to the best of Landlord's knowledge, the Certificate of Occupancy for the
Building permits the occupancy of the Demised Premises as set forth in Section
4.01 hereof.

                      ARTICLE 8 - ASSIGNMENT OR SUBLETTING

     Section 8.01  A.  (i) Tenant, under penalty of instant
     ------------
forfeiture, shall not assign, mortgage or pledge this Lease, nor underlet or sublease the Demised Premises or any part thereof without the written consent of
Landlord first had and obtained, which consent shall not be unreasonably withheld or delayed; nor after such written consent has been given shall any assignee or sublessee assign, mortgage or pledge this Lease or such sublease or underlet or sublease the Demised Premises or any part thereof without an additional written consent by Landlord which subsequent consent shall also not be unreasonably withheld or delayed; and in neither case without such consent shall any such assignment, mortgage, pledge, underletting or sublease be valid.
An assignment within the meaning of this Lease is understood and intended to encompass not only (i) the voluntary action of Tenant, and (ii) a transfer by
Tenant of an existing equity interest in Tenant or the issuance of a new equity interest in Tenant or some combination of both which has the effect of changing the party, if any, who has majority control of the Tenant at the time of the execution of this Lease, but also any levy or sale on execution or other legal process and every assignment for the benefit of creditors, adjudication or sale in bankruptcy or insolvency or under any other compulsory procedure or order of court. A transfer of a stock interest in the Tenant between a shareholder and members of his immediate family, or the sale of a majority of Tenant's common stock or assets to another successive, acquiring entity, shall not be considered an assignment within the meaning of this Lease. No assignment or sublease, if consented to in the manner aforesaid, shall in any way relieve or release Tenant from liability upon any of the covenants under the terms of this Lease, and notwithstanding any such assignment or sublease, the responsibility and liability of Tenant hereunder shall continue in full force and effect until the expiration of the term during which the assignment occurs, including any renewal of this Lease

                                       15

which may subsequently be exercised by any successor Tenant. No assignment shall be valid unless the assignee shall consent to and agree in writing to be bound by all of the covenants and conditions herein contained.

          B. If this Lease is assigned, or if the Demised Premises or any part thereof are sublet or occupied by anybody other than Tenant, Landlord may, in the event of a default by Tenant beyond the applicable cure period, collect rent from the assignee, sublessee or occupant, and apply the amount collected to the rent payable hereunder; but no such collection shall be deemed a waiver of this covenant against assignment and subletting, or the acceptance of the assignee, sublessee or occupant as Tenant.

          C. If Tenant shall desire to assign this Lease or to sublet the
Demised Premises in whole or in part (where Landlord's consent is required)
Tenant shall submit to Landlord a written request for Landlord's consent to such assignment or subletting, which request shall contain or be accompanied by the following information: (i) the name and address of the proposed assignee or subtenant; (ii) a description identifying the space to be sublet and Tenant's improvements included therein; (iii) the terms and conditions of the proposed assignment or subletting; (iv) the nature and character of the business of the proposed assignee or subtenant and its proposed use of the Demised Premises; and
(v) current financial information and any other information Landlord may reasonably request with respect to the proposed assignee or subtenant.

          In connection with such request by Tenant to Landlord for consent, the following additional conditions shall be fulfilled:

               (1) Tenant shall not then be in default hereunder beyond the applicable cure period, and said default must be cured simultaneously with or prior to Landlord's consent;

               (2) In case of a subletting, it shall be expressly subject to all of the obligations of Tenant under this Lease and the further condition and restriction that the sublease shall not be assigned, encumbered or otherwise transferred or the subleased premises further sublet by the sublessee in whole or in part, or any part thereof suffered or permitted by the sublessee to be used or occupied by others,

                                       16

without the prior written consent of Landlord in each instance;
and

               (3) No subletting shall end later than one (1) day before the
Expiration Date of this Lease or shall be for a term of less than one (1) year unless it ends not more than one (1) month before the Expiration Date.

          D. Every subletting hereunder is subject to the express condition, and by accepting a sublease hereunder each subtenant shall be conclusively deemed to have agreed, that if this Lease should be terminated prior to the Expiration
Date or if Landlord shall succeed to Tenant's estate in the Premises, then at
Landlord's election the subtenant shall attorn to and recognize Landlord as subtenant's landlord under the sublease and the subtenant shall promptly execute and deliver any instruction Landlord may reasonably request to evidence such attornment.

          E. Tenant shall furnish Landlord with a counterpart (which may be a conformed or reproduced copy) of each sublease or assignment made hereunder within ten (10) days after the date of its execution. Tenant shall remain fully liable for the performance of all of Tenant's obligations hereunder notwithstanding any subletting provided for herein, and without limiting the generality of the foregoing, shall remain fully responsible and liable to
Landlord for all acts or omissions of any subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this Lease and any such violation shall be deemed to be a violation by Tenant.

          F. Notwithstanding any assignment or assumption by the assignee of the obligations of Tenant hereunder, Tenant herein named, shall remain liable jointly and severally (as a primary obligor) with its assignee and all subsequent assignees for the performance of Tenant's obligations hereunder, and, without limiting the generality of the foregoing, shall remain fully and directly responsible and liable to Landlord for all acts and omissions on the part of any assignee subsequent to it in violation of any of the obligations of this Lease.

          G. Notwithstanding anything to the contrary hereinabove set forth, no assignment of this Lease shall be binding upon Landlord unless the assignee shall execute and deliver to Landlord an agreement, whereby such assignee agrees unconditionally to be bound by and to perform all of the

                                       17

obligations of Tenant hereunder and further expressly agrees that notwithstanding such assignment the provisions of this Article shall continue to be binding upon such assignee with respect to all future assignments and transfers. A failure or refusal of such assignee to execute or deliver such an agreement shall not release the assignee from its liability for the obligations of Tenant hereunder assumed by acceptance of the assignment of this Lease.

          H. As a condition to any assignment or sublease being effective as against Landlord, a fully executed copy of the assignment or sublease shall be delivered to Landlord before its effective date with respect to any assignment or sublet for which Landlord's consent is required and Tenant shall pay to
Landlord's attorney a reasonable attorneys' fee, which shall not exceed $500.00 for legal services required by Landlord for review and approval of any such assignment or sublease documentation.

          I. Tenant may pledge or encumber by security agreement, financing statement or other commercially usual means, any installations of Tenant, in connection with financing the repairs, maintenance or replacement of such equipment.

          ARTICLE 9 - INSURANCE, DAMAGE, DESTRUCTION AND EMINENT DOMAIN

     Section 9.01   Insurance
     ------------   ---------

          A. Tenant shall at its expense maintain in force and effect throughout the term hereof:

               (i) Insurance covering the Building against loss or damage by fire and such risks as are generally included in extended coverage and vandalism and malicious mischief and sprinkler leakage endorsements attached to fire insurance policies in an amount sufficient to prevent the insured or Landlord from becoming a co-insurer within the terms of the applicable policies, but in any event in an amount not less than the full replacement value thereof. The term "full replacement value", as used herein, shall mean the cost of actual replacement of the Building, excluding the cost of excavation, foundations, footings, and underground flues, pipes and drains. Such insurance shall name
Tenant as the insured, and Landlord

                                       18

and any mortgagee as the additional insureds as their interests may appear.
               (ii) Boiler and pressure vessel insurance, including pressure pipes, if there be any such boiler or vessel or pipes in the Building, in an amount not less than One Million and 00/100 ($1,000,000.00) Dollars, to the extent not covered by Tenant's regular liability insurance policy.

               (iii) Rental value insurance against loss of Rent or other income derived from the operation due to the risks referred to in this Section 9.01
(including those embraced by "extended coverage") in an amount sufficient to prevent Landlord or Tenant from becoming a co-insurer within the terms of the policy or policies in questions, but in no event in an amount or amounts more than the aggregate amount of the Rent hereunder for a period of one year; and
Tenant hereby assigns to Landlord the proceeds of such insurance so that in the event the improvements on the Demised Premises or the Building shall be destroyed or seriously damaged such proceeds shall be held as security for the payment of such Rent hereunder until the restoration of such Building and/or improvements and, as Tenant shall make payment of such Rent, Landlord shall, if
Tenant shall not be in default, pay out to Tenant from said amount, the sums which shall have been so paid by Tenant. Tenant may, at its election, carry such insurance coverage as is contained in a business interruption insurance policy.

               (iv) Such other insurance and in such amounts as may from time to time be reasonably required by Landlord against other insurable hazards which at the time are customarily insured against with respect to buildings similar in character, general location and use and occupancy to the Building.

               (v) During any period of construction (whether Building and improvements or off-site-work) and/or during any permitted alteration or addition to the Building, Tenant shall maintain, or shall cause its general contractor to maintain, in addition to the other insurance required under this
Article, insurance of the following character naming Landlord as additional insured as its interest may appear:

                    (a) Commercial general liability insurance with minimum
limits of Three Million and 00/100 ($3,000,000.00) Dollars combined single limit for bodily injury, death or property damage; and

                                       19

                    (b) All contractors and subcontractors shall carry Workman's
Compensation insurance covering all of their respective employees; and shall also carry commercial general liability insurance, including property damage, and the policies therefor, as well as the contractor, and Tenant and Landlord as additional insureds. Certificates for all of the foregoing insurance shall be delivered to the Landlord before the construction is started or contractor's equipment is moved onto the site.

          B. Tenant shall, at its expense, maintain for the benefit of Tenant naming the Landlord as an additional insured, commercial general public liability insurance, including contractual liability insurance against the liability assumed under Section 9.01F of this Lease, against claims for bodily injury, death or property damage occurring in, on or about the Demised Premises, with a combined single limit of $3,000,000.00 for bodily injury, death or property damage.

          C. If Tenant shall fail to procure and maintain any insurance required to be carried by this Section 9.01, Landlord may, but shall not be obligated to, upon notice to Tenant, procure and maintain the same, but at the expense of
Tenant, and Tenant shall reimburse Landlord for the cost thereof on demand, together with interest thereon at the Penalty Rate.

          D. All insurance required pursuant to this Article above shall be procured in companies of recognized responsibility qualified to do business in the State of New Jersey.

          E. Prior to the Commencement Date, Tenant shall deliver to Landlord certificates or evidence of such insurance naming Landlord and any mortgagee as additional insureds with a loss payable clause satisfactory to Landlord. Such insurance shall not be cancelable except upon thirty days prior notice to
Landlord. Thirty (30) days prior to the expiration or cancellation of such policies, Tenant shall furnish Landlord with certificates of insurance or copies of endorsements evidencing renewals or "Binders" thereof. Tenant shall not do or permit to be done anything which shall invalidate the insurance coverage referred to in this Section 9.01.

          F. Tenant, during the term thereof, shall indemnify and hold harmless
Landlord from and against any and all claims of any kind or nature arising from
Tenant's use or misuse of the

                                       20

Demised Premises or from the conduct of Tenant's business or from any activity, work or things done, permitted or suffered by Tenant in or about the Demised
Premises and shall further indemnify and hold harmless Landlord from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any negligence of Tenant, or the negligence of any of Tenant's agents, invitees, contractors, or employees, sublessees, and from and against all reasonable costs, attorney's fees, expenses and liabilities incurred in the defense of any such claims or any action or proceeding brought thereon. Tenant's indemnification shall be limited to acts, conditions and violations caused by
Tenant and not existing on Commencement Date and shall not include acts of
Landlord or its agents.

          G. Landlord, during the term thereof, shall indemnify and hold harmless Tenant from and against any and all claims of any kind or nature arising from Landlord's use or misuse of the Demised Premises or from the conduct of Landlord's business or from any activity, work or things done, permitted or suffered by Landlord in or about the Demised Premises and shall further indemnify and hold harmless Tenant from and against any and all claims arising from any breach or default in the performance of any obligation on
Landlord's part to be performed under the terms of this Lease, or arising from any negligence of Landlord, or the negligence of any of Landlord's agents, invitees, contractors, or employees, and from and against all reasonable costs, attorney's fees, expenses and liabilities incurred in the defense of any such claims or any action or proceeding brought thereon.

     Section 9.02  Damage or Destruction.
     ------------  ---------------------

          A. If during the term of this Lease, the Demised Premises or any part thereof shall be damaged or destroyed by fire, the elements or other casualty, event or loss, whether or not insured against and however occasioned, Tenant shall give notice thereof to Landlord. Landlord shall, restore the Building and the Demised Premises with reasonable promptness, subject to the "force majeure"
provisions of this Lease, and Tenant shall have no right to terminate this Lease except as provided herein. Landlord need not restore fixtures and improvements owned by Tenant.

          In any case in which use of the Premises is affected by any damage to the Building, there shall be either an

                                       21

abatement or an equitable reduction in Fixed Rent depending on the period for which and the extent to which the Demised Premises are not reasonably usable for the purpose for which they were used hereunder immediately prior to the casualty. The words "restoration" and "restore" as used in this Section 9.02 shall include repairs.

          Notwithstanding anything in the foregoing paragraphs of this Article, if (i) the insurance claim is not settled within one year from the date of the casualty or (ii) if the restoration required by the casualty is not substantially completed within 90 days after settlement of the insurance claim by the Landlord, then Tenant may elect to terminate this Lease by notice to
Landlord given within thirty (30) days after such applicable deadline. Upon the giving of notice, the term of this Lease will expire and Tenant shall have a reasonable time to remove any of Tenant's furniture, furnishings and equipment.

          B. Landlord and Tenant shall cooperate with each other and any mortgagee in connection with collection of any insurance monies that may be due in the event of loss and Tenant shall execute and deliver to Landlord and any mortgagee such proofs of loss and other instruments that may be reasonably required for the purpose of facilitating the recovery of any such insurance monies.

          C. Each insurance policy carried by Landlord insuring the Demised
Premises against loss by fire and causes covered by standard extended coverage, and each insurance policy carried by Tenant and insuring its fixtures and contents against loss by fire, water and causes covered by standard extended coverage, shall be written in a manner so as to provide that the insurance company waives all right of recovery by way of subrogation against Landlord or
Tenant in connection with any loss or damage covered by such policies, whether or not said endorsement increases the premium payable for said insurance. To the extent Landlord and Tenant are insured, each shall not be liable to the other for any loss or damage caused by fire, water or any of the risks enumerated in standard extended coverage insurance.

          D. No damages, compensation or claims shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises provided that the Rent is abated during such period.

                                       22

     Section 9.03  Eminent Domain.
     ------------  --------------

          A. If Tenant's use and beneficial enjoyment of the Demised Premises for the Use, is materially affected due to the taking by condemnation or eminent domain of the Demised Premises or any part thereof or any estate therein, then, in that event, this Lease shall terminate on the date when title vests pursuant to such taking. The Rent shall be apportioned as of said termination date and any Rent paid for any period beyond said date shall be promptly repaid to
Tenant. Tenant may file a separate claim for any taking of fixtures and improvements owned by Tenant which have not become the Landlord's property, and for moving expenses. In the event of a partial taking which does not materially affect Tenant's use and beneficial enjoyment of the Demised Premises for its
Use, Landlord shall rebuild, repair and restore the Demised Premises as provided in Section 9.03 B and there shall either be an abatement or an equitable reduction of the Fixed Rent and Additional Rent, depending on the period for which and the extent to which the Demised Premises so taken are not reasonably usable for the purposes the Demised Premises were used immediately prior to the taking.

          B. In the event of any taking as aforesaid, Landlord may elect to rebuild, repair or restore the Demised Premises as nearly as reasonably possible to the same specifications as existed prior to such taking; provided, however, that in the event of a taking prior to the Commencement Date, Landlord shall rebuild, repair or restore the Demised Premises as herein provided. Upon completion of the rebuilding, repair or restoration to a complete architectural unit, an officer of Landlord shall notify Tenant that all rebuilding, repair or restoration work has been completed in accordance with the provisions of this
Section 9.03. Tenant shall be entitled to an abatement or equitable reduction in
Rent from the date of the taking until the earlier of (i) thirty (30) days after
Landlord's notice to Tenant that the work has been completed as aforesaid, or
(ii) Tenant's reoccupancy of the Demised Premises or portion thereof affected by the taking. .

          C. Landlord shall receive the entire amount of any condemnation award for the value of the Demised Premises and nothing in this Article shall be deemed the Landlord's surrender of any rights to compensation for the condemnation of all or a part of the Demised Premises. Landlord's compensation shall be limited to said condemnation award for the value of the Demised
Premises. Any award for the value of the leasehold or Tenant's business, fixtures or equipment shall belong to Tenant.

                                       23

          D. It is expressly understood and agreed that the provisions of this
Article shall not be applicable to any condemnation or taking for governmental occupancy for a limited period except the Rent shall be appropriately and equitably abated during such time.

                               ARTICLE 10 - SIGNS

     Section 10.01  Tenant may not erect any sign or signs in
     -------------
connection with its business upon the exterior front of the Demised Premises, except in accordance with all applicable requirements of governmental authorities having jurisdiction thereover, if any. Tenant shall be responsible for all costs and expenses in connection with said signs.

     Section 10.02  Landlord, upon request and at no cost or
     -------------
expense to Landlord, agrees to execute any necessary consents or applications which may be required by law to permit the erection of signs. Tenant shall remove any sign installed by Tenant upon the expiration of the term, and repair any damage resulting therefrom.

     Section 10.03  Tenant shall be responsible for and shall
     -------------
maintain all signs in good condition and repair at its sole cost and expense.

                       ARTICLE 11 - COVENANT AGAINST LIENS

     Section 11.01  Tenant covenants and agrees that it shall
     -------------
keep the Demised Premises free from any liens arising from any labor performed by or on behalf of, or materials furnished to, Tenant, or other obligations of
Tenant incident to its use or occupancy thereof. If any such lien attaches, and the same is not released by payment, bond or otherwise within 30 days after
Landlord notifies Tenant thereof, Landlord shall have the option to discharge the same and Tenant shall reimburse Landlord promptly therefor.

                                       24

                         ARTICLE 12 - ACCESS TO PREMISES

     Section 12.01  Landlord and its agents shall have free
     -------------
access to the Demised Premises on reasonable notice to Tenant, to make such repairs, additions, alterations or improvements as Landlord is obligated to make hereunder. In the event of any emergency, Landlord may, without notice, enter the Demised Premises to meet the emergency and to take such steps as may be reasonably necessary to meet the emergency; to the extent such steps are taken, the cost thereof shall be paid by Tenant to Landlord on demand, except where such costs are not the responsibility of Tenant under this Lease. However, this provision is not intended to nor shall it impose any obligation upon Landlord to make such emergency repairs. During any such access, Landlord will not interfere with Tenant's business, except in case of emergency, if necessary.

                        ARTICLE 13 - NO WAIVER OR CHANGES

     Section 13.01  It is hereby covenanted and agreed, any law,
     -------------
usage or custom to the contrary notwithstanding, that either party shall have the right at all times to enforce the covenants and provisions of this Lease in strict accordance with the terms hereof, notwithstanding any conduct or custom on the part of either party in refraining from so doing at any time or times;
and, further, that the failure of either party at any time or times to enforce its rights under said covenants and provisions strictly in accordance with the same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions and covenants of this Lease or as having in any way or manner modified the same, and the receipt of any Rent by
Landlord from Tenant or any assignee or sublessee of Tenant, whether the same be rent that originally was reserved or that which may become payable under any covenants herein contained or of any portion thereof, shall not operate as a waiver of the right of Landlord to enforce the payment of Additional Rent or of any of the other obligations of this Lease by such remedies as may be appropriate.

                                       25

                               ARTICLE 14- NOTICES

     Section 14.01  Notices hereunder shall be deemed
     -------------
sufficiently served when mailed by certified mail, return receipt requested, or by nationally recognized overnight mail or Federal Express delivery, and/or by facsimile copy (with confirmation of delivery), and addressed to Landlord and/or
Tenant:

To the Landlord:    JVNJ Realty Corp.
                    c/o Vincent Von Zwehl
                    4151 Gulf Shore Blvd. #1502
                    Naples, Fl 34103
                    Telecopy Number:  (239) 434-2978)

with a copy to:     Allan J. Moroknek, Esq.
                    Klein & Moroknek
                    175 The Vale
                    Syosset, NY 11791
                    Telecopy Number:  (516) 364-7367

With a copy to:     Vincent Von Zwehl
                    145 Catalpa Rd.
                    PO Box 713
                    Wilton, Ct 06897
                    Telecopy Number:  (203) 563-9919

And to Tenant:      Media Sciences International, Inc.
                    8 Allerman Road
                    Oakland, NJ 07436
                    Attn:  Vice President Operations

with a copy to:     Steven A. Weisfeld, Esq.
                    Beattie Padovano, LLC
                    50 Chestnut Ridge Road
                    Montvale, NJ 07645
                    Telecopy Number:  (201) 573-9736

or to such other address as either may give to the other party from time to time by notice as herein provided.

                                       26

                ARTICLE 15- SURRENDER OF PREMISES AT END OF TERM

     Section 15.01
     -------------

          A. Upon the expiration or termination of the term hereof, Tenant shall surrender possession of the Demised Premises, peaceably and without notice, broom clean and in as good condition as it exists after the initial installations by Landlord and Tenant, except for ordinary wear and tear, fire and other casualty, and except for such damages or conditions as are not required hereunder to be repaired or remedied by Tenant.

          B. Subject to the provisions of this Lease, all trade fixtures, carpeting, furniture, furnishings, equipment and other personalty owned or installed by Tenant before or during the term or any extension thereof, shall remain Tenant's property, and during the lease term or upon vacating the Demised
Premises Tenant may remove same but shall repair any damage caused by such removal. All additions made by Tenant which are or become permanently attached to and are required for operation of the realty other than trade fixtures, shall remain in place. Tenant shall repair any and all damage caused by such removal.

          C. If at or prior to the expiration of termination of the term hereof,
Tenant fails to remove any property belonging to the Tenant, then such property shall be deemed abandoned and Landlord may either become the owner of such property or dispose of it in any manner Landlord deems appropriate.

                           ARTICLE 16 - SUBORDINATION

A. Landlord represents that it owns the Demised Premises in fee simple and that there are no mortgages or liens affecting the Demised Premises. This Lease is subject and subordinate to all mortgages affecting the Demised Premises and to all renewals, modifications, amendments, consolidations, replacements or extensions thereof provided that Tenant receives a non-disturbance agreement reasonably acceptable to Tenant. In confirmation of such subordination, Tenant shall execute promptly any certificate that Landlord may reasonably request.

                                       27

          B. Intentionally Deleted.

          C. In the event of any act or omission by the Landlord which would give the Tenant the right to terminate this Lease or to claim a partial or total eviction, pursuant to the terms of this Lease, if any, the Tenant agrees that
(i) it will not exercise any such right until it has given written notice of such act or omission to the holder of any mortgage, whose name and address shall previously have been furnished to Tenant, by delivering such notice of such act or omission addressed to such holder at the last addresses so furnished, and
(ii) if Landlord shall have failed to remedy such act or omission within the time provided for in this Lease, then the mortgagee shall have an additional thirty (30) days within which to remedy such act or omission or if such act or omission cannot be remedied within that time, then such additional time as may be necessary, if within such thirty (30) days, any mortgagee has commenced and is diligently pursuing the actions necessary to remedy such act or omission, in which event this Lease shall not be terminated while such actions are being so diligently pursued.

          D. If, in connection with obtaining financing for the Demised
Premises, a banking, insurance company, pension plan or other recognized institutional lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the financial obligations of Tenant hereunder, decrease Tenant's rights hereunder, or materially adversely affect the leasehold interest hereby created or Tenant's use and enjoyment of the Demised Premises.

          E. Notwithstanding anything else herein contained in this Article 16,
Landlord agrees that in connection with any mortgage it places on the Demised
Premises, said mortgagee shall enter into a Non-Disturbance, Recognition, and
Attornment Agreement with the Tenant in form and content reasonably acceptable to Tenant. Tenant agrees to sign said agreement at the request of Landlord.
Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the financial obligations of
Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant's use and enjoyment of the Demised Premises.

                                       28

                     ARTICLE 17 - BANKRUPTCY, DEFAULT, ETC.

     Section 17.01
     -------------

          A. Tenant shall be deemed in default hereunder, if at any time during the term hereof there shall be filed against Tenant in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or substantially all of Tenant's property, and within 60 days thereof
Tenant fails to bond or secure a discharge thereof, or if Tenant shall make an assignment for the benefit of creditors, or file a petition in bankruptcy, or insolvency or for reorganization of or an arrangement of or the appointment of a receiver or trustee of all or substantially all of Tenant's property. Nothing herein contained shall limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to or less than the amount of the difference referred to above. In the event that under any bankruptcy statute or other provisions of law, Landlord may not terminate this Lease, Landlord and
Tenant agree that upon the occurrence of any of the events in this Section 17.01 the Security Deposit provided for in this Lease shall be increased to an amount equal to 12 months of Fixed Rent, this being agreed to be the minimum amount necessary to assure Landlord of Tenant's ability to comply with this Lease.

     Section 17.02
     -------------

          A. If Tenant is in default pursuant to the provisions of Section 18.01 hereof, or if Tenant defaults in fulfilling any of the covenants of this Lease, then in any one or more of such events, upon Landlord serving a written 15 business days notice as to Fixed Rent defaults and 45 days' notice as to all other defaults specifying the nature of said default, and upon the expiration of said 15 or 45 days, whichever is applicable, if Tenant shall have failed to comply with or remedy such default, or, in the case of non-monetary default, if said default shall be of such a nature that the same cannot be cured within said
45 day period, if Tenant shall not have diligently commenced curing such default within such 45 day period, and shall not thereafter with reasonable diligence
and

                                       29

good faith proceed to remedy or cure such default,("Event of Default") then in the case of a Fixed Rent default, Landlord may dispossess Tenant by summary proceeding for non payment of rent and in the case of other defaults, Landlord may serve a written 10 day notice stating that the term of this Lease shall terminate and expire at the end of said 10 day period. This Lease and the term thereunder shall end and expire as fully and completely as if the date of expiration set forth in said notice were the day definitely herein fixed for the expiration of the term of this Lease, and Tenant shall then quit and surrender the Demised Premises to Landlord.

          B. If the notice provided for in Section 17.02A hereof shall have been given, and the term shall expire as aforesaid; Landlord may reenter the Demised
Premises and dispossess Tenant and/or the legal representative of Tenant or other occupant of Demised Premises by summary proceedings or otherwise and remove their effects and hold the Demised Premises as if this Lease had not been made.

     Section 17.03  In case of any such default under Sections
     -------------
17.01 or 17.02 and Landlord's termination of the Lease as aforesaid; (a) the rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, together with such expenses as Landlord may incur for legal expenses, attorney's fees, brokerage, and/or putting the Demised
Premises in good order, or for preparing the same for re-rental; (b) Landlord may re-let the Demised Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms, which may at Landlord's option be less than or exceed the period which would otherwise have constituted the balance of the term of this Lease and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay Landlord as liquidated damages for the default of Tenant, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the Lease or leases of the Demised Premises for each month of the period which would otherwise have constituted the balance of the term of this
Lease. Landlord shall make commercially reasonable efforts to relet the Premises and mitigate damages. The failure or refusal of Landlord to re- let the Demised
Premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such reasonable expenses as Landlord may incur in connection with re-letting, such as legal expenses, attorneys'

                                       30

fees, brokerage, advertising and for keeping the Demised Premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this Lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding. The making of alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability for damages hereunder. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Demised Premises, or in the event that the Demised Premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rent collected over the sums payable by
Tenant to Landlord hereunder.

     Section 17.04  Tenant hereby expressly waives any and all
     -------------
rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for default, or in the event of Landlord obtaining possession of the Demised Premises, by reason of the default by
Tenant.

     Section 17.05  If Tenant shall be in default hereunder
     -------------
beyond the applicable cure period, and Landlord shall commence proceedings to remove Tenant from the Demised Premises and Landlord shall permit Tenant to cure such default after the grace period had ended and shall withdraw such action, or
Tenant shall pay all sums due in the case of a non-payment proceeding, Tenant shall reimburse Landlord for reasonable attorneys' fees and costs in commencing such action.

     Section 17.06   The following shall constitute a Landlord
     ----------------
event of default:

          (a) if any representation of Landlord shall be false in a material respect, which impairs the operation of the business at the Demised Premises and
Landlord shall fail for thirty (30) days after notice by Tenant, to commence to remedy and/or shall fail to continue to remedy the condition misrepresented; or

          (b) if Landlord shall fail for thirty (30) days after notice by Tenant to commence to make any repair, maintenance, or replacement to the Demised
Premises agreed to be paid for and/or made by Landlord herein.

                                       31

     Section 17.07    If a Landlord Event of Default shall occur
     ---------------
and be continuing, Tenant may:

          (a) commence an action seeking injunction or other appropriate remedy at law or equity to enforce Landlord's obligations; or

          (b) commence an action for damages for breach of Lease which damages may include lost business opportunity and income. The selection of one remedy shall not preclude Tenant from any other remedy;

          (c) offset the amount due, as finally determined under paragraphs (a)
and (b) of this Section by a court of competent jurisdiction, against Fixed Rent and/or Additional Rent due Landlord by Tenant hereunto; or

          (d) terminate this Lease by notice to Landlord.

          ARTICLE 18 - LANDLORD'S RIGHT TO PERFORM TENANT'S OBLIGATIONS

     Section 18.01  If Tenant shall default in the observance or
     -------------
performance of any non-monetary term or covenant to be observed or performed by
Tenant under this Lease, Landlord may immediately or at any time thereafter, after five (5) business days' notice to Tenant perform the same for the account of Tenant and if Landlord in connection with such performance of Tenant's obligations at any time is compelled to pay or elects to pay any sum of money or do any act which will require the payment of any sum of money, by reason of the failure of Tenant to comply with this Lease the expenses incurred with respect to such performance, together with attorneys' fees and interest thereon, shall be deemed Additional Rent hereunder and shall be paid by Tenant to Landlord on the first day of the month following the incurring and billing to Tenant of such respective expenses.

     Section 18.02   If Landlord shall default in the
     ---------------
observation or performance of any term, covenant or representation to be observed or performed by Landlord under this Lease, Tenant may immediately or at any time thereafter, after five (5) business day's notice to Landlord, perform the same for the account of the Landlord and if Tenant in connection with such performance of Landlord's obligations at any time is

                                       33

compelled to pay or elects to pay any sum of money or do any act which will require the payment of any sum of money, by reason of the failure of Landlord to comply with this lease, the expenses incurred with respect to such performance, together with attorney's fees and interest thereon, shall be paid by Landlord to
Tenant on the first day of the month following the incurring and billing to
Landlord of such respective expenses. If Landlord shall fail to pay to Tenant any amount due, Tenant may offset the amount due against Rent.

                              ARTICLE 19 - PAYMENTS

     Section 19.01   The rent and all other sums which, under
     ---------------
the provisions of this Lease, may become payable to the Landlord, shall be paid all as rent at the times and in the manner in this Lease provided, without notice or demand and without any claim, set-off, abatement, deduction, or compensation whatsoever, except as expressly set forth herein, whether now existing or hereafter arising, and whether beyond the present contemplation of the parties. All costs relating to the day to day maintenance of the Demised
Premises (except as set forth in this Lease) shall be the responsibility of
Tenant. Nothing in this Section shall be construed to require the Tenant to pay any rollback, franchise, estate, inheritance, succession or transfer tax of the
Landlord, or any business, income, excess profits, or revenue tax, or any other tax of a personal nature charged or levied upon the Landlord. Nothing in this
Section shall be construed to require the Tenant to pay any of the Landlord's obligations for structural or capital repairs and/or alterations as set forth in
Section 5.03 herein; and any of the Landlord's obligations set forth in Section
7.02 herein.

                         ARTICLE 20 - TENANT'S UTILITIES

     Section 20.01  Tenant shall furnish, at its own expense,
     -------------
all utilities of every type and nature required by it in its use of the Demised
Premises and shall pay or cause to be paid, when due, all bills for water, sewerage, heat, gas, electricity and other utilities, if any, used on, in connection with, or chargeable against the Demised Premises until the termination of this Lease. All bills for utility charges relating to the

                                       33

Demised Premises or the use thereof and imposed on users of utilities, whether or not such charges shall relate to services or benefits available to the Tenant during the term of this Lease shall be paid by Tenant, and the Tenant shall indemnify and save harmless the Landlord from and against any loss, cost and expense in connection therewith.

                          ARTICLE 21 - ATTORNEYS' FEES

     Section 21.01  Should any action, proceeding or lawsuit be
     -------------
brought by Landlord or Tenant against the other in order to enforce any of the provisions hereof, the prevailing party shall be entitled to collect the cost of its reasonable attorneys' fees and other costs from the other party in any such action or proceeding, including appeals.

                          ARTICLE 22 - SECURITY DEPOSIT

     Section 22.01  Tenant has deposited with Landlord the sum
     -------------
of $24,693.20 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. It is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this Lease beyond the applicable cure period, whether before or after the
Commencement Date, including, but not limited to, the payment of Fixed Rent and
Additional Rent, Landlord may use, apply or retain the whole or any part of the security so deposited, and any advance payment of Fixed Rent, to the extent required for the payment of any Fixed Rent and Additional Rent or any other sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect to any of the terms, covenants and conditions of this Lease, including but not limited to, any damages or deficiency in the re-letting of the
Demised Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the security shall be returned to Tenant within thirty (30) days after the date fixed as the end of the Lease (or such earlier termination of this Lease, except if as the result of a Tenant default) and after delivery of

                                       34

entire possession of the Demised Premises to Landlord in the condition required pursuant to this Lease. In the event of a sale of the Demised Premises Landlord shall transfer the security to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such security; and
Tenant agrees to look to the new landlord solely for the return of said security; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

     Section 22.02  If Landlord applies all or any part of the
     -------------
Security Deposit to remedy any default of Tenant, Tenant shall promptly deliver to Landlord the amount so applied so that Landlord shall have the full deposit on hand at all times during the term of this Lease.

              ARTICLE 23 - HAZARDOUS SUBSTANCES; ENVIRONMENTAL LAWS

     Section 23.01
     -------------

          A. Except as set forth in the letter of Malcolm Pirnie dated June 14,
2004 and attached hereto as EXHIBIT A,Landlord has not caused or allowed the generation, treatment, storage, maintenance, existence or disposal of Hazardous
Substances, as defined in the Comprehensive Environmental Response Compensation
and Liability Act (CERCLA) nor of asbestos, petroleum products, or other non-hazardous pollutants (which for purposes of this Lease are Hazardous
Substances) at the Premises except in accordance with local, state and federal statutes and regulations. If Hazardous Substances are determined to be upon, in, or under the Demised Premises and said Hazardous Substances are determined to have arisen prior to the Commencement Date, then it shall be Landlord's responsibility to perform all necessary cleaning, repairs, and restoration of the Demised Premises and/or remove the Hazardous Substances at its own cost and expense, only if said cleaning, repairs, restoration and/or removal are (1)
mandated by legal authority, (2) if failure to do so would impair the operation of, or result

                                       35

in the closing of the Tenant's business, or (3) necessary to obtain a No Further
Action Letter.

          B. Tenant warrants, covenants and agrees that it will not knowingly use, or cause or permit anyone to use, Hazardous Substances at or on the Demised
Premises in any manner which violates federal, state or local laws or regulations, that it will remove any such Hazardous Substances from the Demised
Premises promptly upon discovery thereof and that it will perform any cleaning, repair or restoration of the Demised Premises made necessary by the presence of any Hazardous Substances generated or placed upon, in, or under, the Premises by
Tenant, or the removal thereof, all at Tenant's sole cost and expense. Tenant indemnifies Landlord and its agents, employees and assigns against all claims or losses arising in connection with Hazardous Substances generated or placed upon, in, or under, the Premises by Tenant, relative to the Demised Premises. This indemnity shall survive expiration or earlier termination of this Lease. All costs or expenses incurred by Landlord in connection with performing any obligation of Tenant herein by Landlord shall be payable by Tenant upon demand, with reasonable attorneys' fees and interest.

     Section 23.02  Landlord and Tenant acknowledge the
     -------------
existence of the federal, state and local environmental laws, rules, and regulations applicable to the Demised Premises and Tenant's use and occupancy thereof (the "Environmental Laws").

     Landlord and Tenant hereby agrees to execute such documents as Landlord and
Tenant reasonably deems necessary to make such applications as Landlord and
Tenant reasonably require to assure compliance with all Environmental Laws.
Tenant shall bear all costs and expenses incurred by Landlord associated with any required compliance with Environmental Laws resulting from Tenant's generation or placement of Hazardous Substances at the Premises, including, but not limited to, state agency fees, engineering fees, clean-up costs, filing fees and suretyship expenses. The foregoing undertaking shall survive the termination or sooner expiration of the Lease and surrender of the Demised Premises and shall also survive sale, or lease, or assignment of the Demised Premises by
Landlord. Tenant agrees to indemnify and hold Landlord harmless from any violation of Environmental Laws occasioned by Tenant's generation or placement of Hazardous Substances at the Premises. The Tenant shall immediately provide the Landlord with copies of all correspondence, reports, notices, orders, findings, declarations, and other materials pertinent to the Tenant's compliance with Environmental Laws as they are issued or received by the Tenant.

                            ARTICLE 24 - HOLDING OVER

     Section 24.01  In the event Tenant remains in possession of
     -------------
the Demised Premises after the expiration of the Term, without the execution of a new lease and without purchasing the Premises under the provisions of Article
35, unless the lease term has been extended by Tenant, Tenant shall be deemed to be occupying said Demised Premises as a Tenant from month to month, at a monthly rental equal to one hundred twenty five (125%) percent of the monthly installment of Fixed Rent payable during the last month of the Term, and subject to all the other conditions, provisions and obligations of this Lease insofar as incurred, the same are applicable to a month-to-month tenancy.

                 ARTICLE 25 - ASSIGNMENT OR TRANSFER BY LANDLORD

     Section 25.01  Subject to this Lease, Landlord shall have
     -------------
the right, upon notice to Tenant, to assign, sell or transfer, any or all of its rights, title and privileges to the Demised Premises or this Lease. Upon
Landlord's written notice to Tenant of any such sale, assignment or transfer,
Landlord shall be relieved of any liability arising after the date of such sale or assignment.

                              ARTICLE 26 - ESTOPPEL

     Section 26.01  Tenant and Landlord, shall, from time to
     -------------
time, upon not less than ten (10) days prior written request by the other, execute, acknowledge and deliver to the other, a written statement in form satisfactory to the other, certifying that this Lease is unmodified and in full force and effect (or that same is in full force and effect as modified, listing the instruments of modification), the dates to which the Fixed Rent and
Additional Rent have been paid, and whether or not to the best of Tenant's knowledge, Landlord is in default hereunder

                                       37

(and if so, specifying the nature of the default), or whether or not to the best of Landlord's knowledge, Tenant is in default hereunder (and if so, specifying the nature of the default), it being intended that any such statement delivered pursuant to this paragraph may be relied upon by a prospective purchaser of
Landlord's or Tenant's interest, or mortgagee of Landlord's or Tenant's interest or assignee of any mortgage upon Landlord's or Tenant's interest or potential assignee or subtenant of Tenant.

                       ARTICLE 27 - MODIFICATIONS; CHANGES

     Section 27.01  This writing contains the entire agreement
     -------------
between the parties hereto, and no agent, representative, salesman, employee or officer of either Landlord or Tenant has authority to make or has made any statement, agreement or representation, oral or written, to add to or detract from, or otherwise change or alter the terms and conditions herein set forth. No negotiations between the parties, nor any custom or usage shall be permitted to modify or contradict any of the terms hereof. No modification, alteration, changes, waiver or estoppel to this Lease or any of the terms hereof shall be valid or binding unless in writing and signed by the duly authorized officers of both the parties hereto.

               ARTICLE 28 - WAIVER OF JURY TRIAL AND COUNTERCLAIMS

     Section 28.01  Landlord and Tenant shall and they hereby do
     -------------
waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and
Tenant, Tenant's use or occupancy of the Demised Premises, and/or any claim of injury or damage. In the event Landlord commences any proceedings for non-payment of rent, Fixed Rent, or Additional Rent, Tenant will not interpose and counterclaim of whatever nature or description in any such proceedings unless failure to do so will result in same being waived. This shall not, however, be construed as a waiver of Tenant's right to assert such claims in any separate action or actions brought by Tenant.

                                       38

                         ARTICLE 29 - VALIDITY OF LEASE

     Section 29.01  Tenant understands and agrees that this
     -------------
Lease shall have no force or effect, nor be binding upon Landlord, until it has been returned to Tenant duly executed by Landlord.

                       ARTICLE 30 - EXCUSE OF PERFORMANCE

     Section 30.01  The time of Landlord or Tenant, as the case
     -------------
may be, to perform any of its obligations hereunder, except for the obligation of Tenant to pay Fixed Rent or Additional Rent, shall be extended if, and to the extent that the performance thereof shall be prevented due to strikes, lockout, civil commotion, war-like operation, invasion, rebellion, hostilities, military or usurped power, governmental regulations or controls, inability to obtain labor or materials despite due diligence, act of God, or other cause beyond the control of the party hereto whose performance is required.

                       ARTICLE 31 - SUCCESSORS AND ASSIGNS

     Section 31.01  The provisions hereof shall bind Landlord
     -------------
and Tenant, their respective heirs, legal representatives, successors and assigns, and, except as otherwise provided in the lease, shall inure to the benefit of Landlord and Tenant.

                      ARTICLE 32 - LIMITATION OF LIABILITY

     Section 32.01  The term "Landlord" as used in this Lease
     -------------
means only the owner or the mortgagee in possession for the time being of the
Demised Premises so that in the event of any sale of the Demised Premises, or an assignment of this Lease, Landlord shall be and hereby is entirely freed and relieved of all obligations of Landlord hereunder prior to the sale or assignment, and other than liability arising out of breach of Landlord's representations hereunder, and it shall be deemed without further agreement between the parties and such

                                       39

purchaser(s)or assignee(s) that the purchaser or assignee has assumed and agreed to observe and perform all obligations of Landlord hereunder.

     Section 32.02  It is agreed that Landlord or a successor in
     -------------
interest (which as used herein includes aggregates of individuals, including joint ventures, general or limited partnerships or associations making up
Landlord or a mortgagee in possession) shall be under no personal liability with respect to any of the provisions of this Lease, and if there is a breach or default with respect to its obligations or otherwise under this Lease, Tenant shall look solely to the equity of Landlord in the Demised Premises for the satisfaction of Tenant's remedies. It is expressly understood and agreed that
Landlord's liability under the terms, covenants, conditions, warranties and obligations of this Lease shall in no event exceed the loss of its equity interest in the Demised Premises.

     Section 32.03   Landlord agrees to be liable for all of
     --------------
Landlord's representations and obligations under this Lease. In the event
Landlord does not comply with any monetary obligation or liability assumed under this Lease, Tenant may, in addition to Tenant's other remedies under this Lease or otherwise at law or in equity : (1) obtain a judgment against Landlord's equity in the reversion; and/or (2) obtain a judgment against any other asset of
Landlord; and/or (3) offset the Tenant's Rent liability against any adjudication of liability.

     Section 32.04  If Landlord shall otherwise be liable, or
     -------------
required to make repairs, it shall not be liable for damages or injury to any person or property unless written notice of any defect alleged to have caused such damage or injury shall have been given to Landlord in sufficient time prior to the occurrence of the damage or injury which would afford Landlord the reasonable time to correct the defect. This provision shall not impose any additional obligations on Landlord or increase any existing obligations for maintenance and repairs.

                               ARTICLE 33 - BROKER

     Section 33.01  Each party represents and warrants to the
     -------------
other that it has dealt with no brokers in connection with this Lease and the
Demised Premises, other than MRH Real Estate Services Inc, 72 Essex Street,
Lodi, NJ 07644 (The Broker") and

                                       40

each party agrees to indemnify and hold the other harmless of and from any and all loss, cost, liability and expense, including but not limited to, reasonable attorneys' fees, in connection with any claim by any other broker with whom such party has dealt in connection with this Lease. Landlord agrees to pay all compensation due Broker. This Article shall survive the expiration or earlier termination of this Lease.

                          ARTICLE 34 - RENT RESTRICTION

     Section 34.01  If at the commencement of, or at any time(s)
     -------------
during the term of this Lease, the Rent(s) reserved in this Lease shall not be fully collectible by reason of any Federal, State, County or local law, proclamation, order or regulation, or direction of public officer or body pursuant to law, Tenant shall enter into such agreement(s) and take such other steps (without additional expense to Tenant) as Landlord may reasonably request and may be legally permissible to permit Landlord to collect the maximum rents which may from time to time during the continuance of such legal rent restriction be legally permissible (and not in excess of the amounts reserved therefor under this Lease). Upon the termination of such legal rent restriction prior to the expiration of the term of this Lease, (a) the rents shall become and thereafter be payable hereunder in accordance with the amounts reserved in this Lease for the periods following such termination and (b) Tenant shall pay to Landlord, if legally permissible, an amount equal to the rents which would have been paid pursuant to this Lease but for such legal rent restriction less the rents paid by Tenant to Landlord during the period(s) such legal rent restriction was in effect.

                    ARTICLE 35 - OPTION TO PURCHASE BUILDING

     Section 35.01
     -------------

          A. Tenant shall have an option (the "Option") to purchase the Demised
Premises through the date (the "Option to Purchase Deadline") that is the later of (a) the date which is three (3) years from the Rent Commencement Date, or (b)
the date which is one (1) year from the date on which Landlord has delivered to
Tenant a No Further Action Letter. The purchase price shall be the sum of THREE
MILLION TWO HUNDRED THOUSAND ($3,200,000.00) DOLLARS, payable in full at closing.

     Section 35.02  The Option shall be exercised by Tenant
     -------------
giving written notice to Landlord of Tenant's exercise of said Option (the
"Option Notice") by certified mail, return receipt requested or nationally recognized overnight carrier, at any time through the Option to Purchase
Deadline.

     In the event Tenant exercises the Option, Tenant in the Option Notice, shall fix the Closing Date on a date which shall be no later than six (6) months after the exercise of Tenant's Option. Landlord represents, warrants and agrees that on the date of the Option Closing Landlord will deliver:

          (a) a deed with covenant against grantor's acts and title subject to no encumbrances placed thereon or permitted by Landlord and no title exceptions other than those exceptions existing as of the date hereof;

          (b) an environmental indemnity letter stating that Landlord knows of no environmental violations on the premises at the date of closing of title;

          (c) such other documentation reasonably required by Tenant or Tenant's lender; and

          (d) a No Further Action Letter, which may be any No Further Action
Letter (as defined above) dated after the date hereof. Tenant agrees to accept a natural attenuation remedy used by Landlord as a means to obtain the No Further
Action Letter; however, if Landlord is unable to obtain the No Further Action
Letter by natural attenuation, then Landlord shall promptly take all further steps required by the New Jersey Department of Environmental Department in order to obtain the No Further Action Letter.

     In the event of a breach by Landlord of its warranties, representations and obligations contained above, Tenant may elect in addition to all other remedies available under this Lease or otherwise at law or in equity (i) to terminate the
Option and may also elect to terminate the Lease as of the date of the breach by
Landlord of its Warranties, or (ii) to accept such title as Landlord shall be able to deliver under the existing circumstances and purchase the Demised
Premises as aforesaid with title in its then existing condition but Landlord shall be liable to Tenant for the costs of removing any such

                                       42

violations, liens, encumbrances, restrictions and other matters then affecting the Demised Premises and the improvements which are not exceptions permitted by this Section and for all damages, costs and expenses (including legal fees)
resulting from or arising out of or in connection with any such breaches, and
Tenant shall have the right to set-off such claims against the Option Price or other amounts payable for the Demised Premises.

     Section 35.03 At any time during the period of this lease
     -------------
and any extension thereof, Tenant shall have the "Right of First Refusal" to purchase the Demised Premises. In the event Landlord wishes to accept a bona-fide offer to purchase the Demised Premises from a third party, Landlord shall first submit the terms of such offer to Tenant by certified mail, return receipt requested or nationally recognized overnight carrier. Tenant shall have the right to purchase the Demised Premises upon the same terms and conditions as the aforementioned third party. Tenant must notify Landlord, by certified mail, return receipt requested, or nationally recognized overnight carrier within thirty (30) days after receiving notification from the Landlord as to the terms and conditions of the third party offer, whether its wishes to exercise its
Right of First Refusal. In the event Tenant fails to exercise its Right of First
Refusal or fails to notify Landlord within said thirty (30) day period, then
Landlord may proceed to enter into a contract of sale with said third party on the same terms and conditions as offered to Tenant and Tenant's Right of First
Refusal shall have lapsed with respect to each offer and Tenant shall have no further rights under this Section with respect to such offer and such Right of
First Refusal. Notwithstanding the foregoing, in the event Landlord, thereafter, does not enter into a contract with such party on the same terms and conditions offered to Tenant or does not close the sale of the Demised Premises to such third party within 180 days after the expiration of such 30 day Right of First
Refusal period, Tenant shall again have a Right of First Refusal on the terms set forth in this Section 35.03 with respect to any changed terms and conditions to such third party and with respect to any offers made after the expiration of such 180 days.

     A transfer of title to the Demised Premises to a related corporation controlled by VINCENT VON ZWEHL and/or JOSEPH VON ZWEHL or members of their immediate family, or to VINCENT VON ZWEHL and/or JOSEPH VON ZWEHL individually, or members of their immediate family individually, shall not be subject to
Tenant's Right of First Refusal, provided however the transferee agrees

                                       43

to be bound by the provisions of this Section 35.03 in a writing delivered to Tenant.

     Section 35.04  Notwithstanding the foregoing provisions of
     -------------
this Article 35, if on the date that Tenant exercises the Option, or its Right of First Refusal, Tenant is in default, beyond applicable notice and grace periods, in the payment of annual Fixed Rent or Additional Rent hereunder,
Tenant's exercise of such Option and/or its Right of First Refusal, shall, at the option of Landlord exercised by written notice to Tenant, be rendered null and void and shall be of no further force and effect unless Tenant, simultaneously with the exercise of the Option and/or its Right of First
Refusal, cures said default.

                       ARTICLE 36 - OPTION TO RENEW LEASE

     Section 36.01  Tenant shall have an option (the "Renewal
     -------------
Option")to renew this Lease upon the following terms and conditions:

          (a) All of the terms, conditions and warranties contained in this
Lease shall remain in full force and effect during the renewal term of this
Lease except for the Fixed Rent, which shall be as set forth in subsection(c) of this Section 36.01;

          (b) Tenant must give Landlord ninety (90) days written notice prior to the Expiration Date, of Tenant's exercise of said Renewal Option, by certified mail, return receipt requested or by nationally recognized overnight carrier.
Failure to do so shall render this Renewal Option null and void.

          (c) The Fixed Rent for said renewal term shall be as follows:

          1st year:     $302,578.75 per annum, $25,214.90 per month;
          2nd year:     $308,839.00 per annum, $25,736.58 per month;
          3rd year:     $315,099.25 per annum, $26,258.27 per month;
          4th year:     $321,359.50 per annum, $26,779.96 per month;
          5th year:     $327,619.75 per annum, $27,301.65 per month.

     Section 36.02  Notwithstanding the foregoing provisions of
     -------------
this Article 36, if on the date that Tenant exercises the

                                       44

Renewal Option, Tenant is in default beyond applicable notice and grace periods, in the payment of annual Fixed Rent or Additional Rent hereunder, Tenant's exercise of such Renewal Option, shall, at the option of Landlord exercised by written notice to Tenant, be rendered null and void and shall be of no further force and effect unless Tenant, simultaneously with the exercise of the Renewal
Option, cures said default.

                            ARTICLE 37 - ARBITRATION

     Section 37.01  In any case where this Lease expressly
     -------------
provides for the settlement of a dispute or claim by arbitration, or in any case where the Landlord and Tenant dispute the meaning of a portion of this Lease, or in the event of any other dispute under this Lease, the same shall be finally resolved by arbitration conducted in the County of Bergen by the American
Arbitration Association in accordance with its Commercial Arbitration rules then obtaining for a three party arbitration panel and the decision rendered in such arbitration shall be binding upon the parties and either parties' failure to comply with such decision (or proceed in good faith to comply with such decision) shall be a default hereunder fifteen days after written notice thereof. Judgment upon the award rendered by the arbitration may be entered in any court having jurisdiction. The award of the arbitrators shall be accompanied by a statement of the reasons upon which the award is based. In the event that the American Arbitration Association shall not be then in existence, either party by notice in writing to the other may request arbitration and within fifteen (15) days after receipt of such notice the parties shall agree upon an impartial arbitration panel of three arbitrators. If the parties are unable to agree upon such impartial arbitrator either party may apply to the Presiding
Justice (or an Associate Justice) of the highest court of appellate jurisdiction of the State of New Jersey located in the County of Bergen to appoint such three party arbitration panel. The expenses of arbitration shall be shared equally by the parties but each party will pay the fees of its own experts.

     The arbitrators shall have no power to modify the terms of this Lease.

                                       45

                           ARTICLE 38 - INTERPRETATION

     Section 38.01  Construction of Terms.  Wherever the word
     -------------  ---------------------
Landlord and Tenant appear herein, each shall be applicable to one or more persons, as the case may be, the singular shall include the plural, and the neuter to include the masculine and feminine, and if there shall be more than one, the obligations hereunder shall be joint and several.

     Section 38.02  Captions.  The headings used for the various
     -------------  --------
articles herein contained are for convenient references only, and are not intended to define, construe or in any manner limit the contents of such articles.

     Section 38.03  Recording.  Tenant may not record this Lease
     -------------  ---------
or a memorandum hereof. Any violation of this provision shall constitute a material breach of this Lease and Landlord, at its option, shall have all rights and remedies of Landlord for default.

     Section 38.04  Partial Invalidity.  The invalidity of any
     -------------  ------------------
provisions of this Lease as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision thereof.

     Section 38.05  Waste.  Tenant shall not commit, or suffer
     -------------  -----
to be committed, any waste on the Demised Premises.

     Section 38.06  Conflict of Laws.  This Lease shall be
     -------------  ----------------
governed by the laws of the State of New Jersey.  Jurisdiction and venue shall be Bergen County.

     Section 38.07  Accord and Satisfaction. No payment by
     --------------------------------------
Tenant or receipt by Landlord of a lesser amount than the Fixed Rent and
Additional Rent payable hereunder shall be deemed to be other than a payment on account of the earliest stipulated Fixed Rent and Additional Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment for Fixed Rent or Additional Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Fixed Rent and Additional Rent or pursue any other remedy provided herein or by law.

     Section 38.08  Authority.  Landlord and Tenant each
     -------------  ---------
warrants that they have full right, power and authority to

                                       46

execute this Lease for the primary term and any extended term. If Tenant is a corporation, Tenant represents and warrants that this Lease and the undersigned's execution of this Lease has been duly authorized and approved by the corporation's Board of Directors. The undersigned officers and representatives of the corporation executing this Lease on behalf of the
Corporation represent and warrant that they are officers of the corporation with authority to execute this Lease on behalf of the corporation, and within fifteen
(15) days of execution hereof, Tenant will provide Landlord with a corporate resolution confirming the aforesaid.

     Section 38.09  Landlord's Liability for Loss of Property.
     -------------  -----------------------------------------
Landlord shall not be liable for any loss of property from theft or burglary from the Demised Premises, except with respect to Landlord's agents, employees or representatives and Tenant covenants and agrees to make no claim for any such loss at any time, except with respect to Landlord's agents, employees, or representatives.

                            ARTICLE 39 - BANK WAIVER

     Upon execution of this Lease, Landlord shall execute the bank waiver in the form of Exhibit "D" attached hereto.
        -----------

     IN WITNESS WHEREOF, the parties hereto have duly executed
this Lease on the     day of         , 2004 .

                              AS TO THE LANDLORD:

                              JVNJ REALTY CORP.

                              By:_____________________________

                              AS TO THE TENANT:

                              MEDIA SCIENCES INTERNATIONAL, INC.

                              BY:______________________________

                                       47

                                TABLE OF CONTENTS
                                -----------------

ARTICLE 1 - DEFINITIONS                                        1
ARTICLE 2-DEMISED PREMISES AND TERM                            3
ARTICLE 3 - RENT AND ADDITIONAL RENT                           3
ARTICLE 4 - USE AND OCCUPATION                                 7
ARTICLE 5 - ALTERATIONS; MAINTENANCE AND REPAIRS              10
ARTICLE 6 - EQUIPMENT AND PUBLIC UTILITIES                    13
ARTICLE 7 - OBSERVANCE OF LAWS, REGULATIONS, ETC.             14
ARTICLE 8 - ASSIGNMENT OR SUBLETTING                          15
ARTICLE 9 - INSURANCE, DAMAGE, DESTRUCTION AND EMINENT DOMAIN 18
ARTICLE 10 - SIGNS                                            24
ARTICLE 11 - COVENANT AGAINST LIENS                           24
ARTICLE 12 - ACCESS TO PREMISES                               25
ARTICLE 13 - NO WAIVER OR CHANGES                             25
ARTICLE 14- NOTICES                                           26
ARTICLE 15- SURRENDER OF PREMISES AT END OF TERM              27
ARTICLE 16 - SUBORDINATION                                    27
ARTICLE 17 - BANKRUPTCY, DEFAULT, ETC.                        29
ARTICLE 18 - LANDLORD'S RIGHT TO PERFORM TENANT'S OBLIGATIONS 32
ARTICLE 19 - PAYMENTS                                         33
ARTICLE 20 - TENANT'S UTILITIES                               33
ARTICLE 21 - ATTORNEYS' FEES                                  34
ARTICLE 22 - SECURITY DEPOSIT                                 34
ARTICLE 23 - HAZARDOUS SUBSTANCES; ENVIRONMENTAL LAWS         35
ARTICLE 24 - HOLDING OVER                                     37
ARTICLE 25 - ASSIGNMENT OR TRANSFER BY LANDLORD               37
ARTICLE 26 - ESTOPPEL                                         37
ARTICLE 27 - MODIFICATIONS; CHANGES                           38
ARTICLE 28 - WAIVER OF JURY TRIAL AND COUNTERCLAIMS           38
ARTICLE 29 - VALIDITY OF LEASE                                39
ARTICLE 30 - EXCUSE OF PERFORMANCE                            39
ARTICLE 31 - SUCCESSORS AND ASSIGNS                           39
ARTICLE 32 - LIMITATION OF LIABILITY                          39
ARTICLE 33 - BROKER                                           40
ARTICLE 34 - RENT RESTRICTION                                 41
ARTICLE 35 - OPTION TO PURCHASE BUILDING                      41
ARTICLE 36 - OPTION TO RENEW LEASE                            44
ARTICLE 37 - ARBITRATION                                      45
ARTICLE 38 - INTERPRETATION                                   46
ARTICLE 39 - BANK WAIVER                                      47

                                 LEASE AGREEMENT

                                     BETWEEN

                                JVNJ REALTY CORP

                                    Landlord,

                                       and

                        MEDIA SCIENCES INTERNATIONAL INC.

                                     Tenant

                                        Premises:

                                        Warehouse Building
                                        8 Allerman Road
                                        Oakland, New Jersey